Exhibit 99.1

Eastern Virginia Bankshares

NEWS RELEASE

EASTERN VIRGINIA BANKSHARES, INC.

Eastern Virginia Bankshares	Contact:	Joe A. Shearin
217 Duke Street		President and CEO
Tappahannock, VA 22560	Voice:	804/443-4333
	Fax:	804/445-8824

June 12, 2003
For Immediate Release

Eastern Virginia Bankshares to acquire

First Virginia – Hampton Roads offices

TAPPANANNOCK, Va. – Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS), parent company to Southside Bank, Bank of Northumberland, and Hanover Bank, announced today that it has signed a definitive agreement with BB&T Corporation and First Virginia Bank-Hampton Roads for its Southside Bank subsidiary to acquire three First Virginia branches.

The branches – in Waverly, Surry and Courtland – are being divested in connection with the pending BB&T/First Virginia merger, scheduled to close in late June or early July. Without the divestitures, BB&T and First Virginia would have exceeded federal guidelines for combined deposit market share in the Waverly, Surry and Courtland communities.

The branch addresses are: Courtland – 22241 Main St.; Surry – 176 Colonial Trail East; Waverly – 209 W. Main St.

Southside Bank, Eastern Virginia Bankshares’ largest bank, is a 93-year-old financial institution operating in a similar market in Virginia’s Middle Peninsula area.

With the acquisition of the three branches, Eastern Virginia Bankshares will acquire approximately $70 million in deposits, a $20 million loan portfolio, and $3.6 million in fixed assets. The acquisition, subject to regulatory approval, is anticipated to be completed by the end of the third quarter.

The acquisition is expected to have little or no impact on current year earnings and is expected to be accretive to 2004 earnings. Eastern Virginia Bankshares, upon the completion of this acquisition, will be a $630 million holding company and have deposits of approximately $542 million.

“We are excited about the opportunities to expand our franchise into these new markets,” said Eastern Virginia Bankshares President and Chief Executive Officer Joe Shearin. Eastern Virginia Bankshares currently has 17 branches in the counties of Caroline, Essex, Gloucester, Hanover, King William, Lancaster, Middlesex, and Northumberland.

“The demographics of Waverly, Surry, and Courtland complement our current customer base and are a natural fit with the community style of banking employed by the banks of Eastern Virginia Bankshares,” said Chairman of the Board W. Rand Cook. “It is with great enthusiasm that we welcome the employees and customers of these branches to Eastern Virginia Bankshares. This is a good strategic move for our shareholders and a natural extension to enhance our market share and customer base.”

President and CEO Shearin added, “We look forward to providing personalized, outstanding service quality to the Waverly, Surry and Courtland communities through the Eastern Virginia community bank model.”

William R. Hough and Co. acted as financial advisor to Eastern Virginia Bankshares.

Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Such forward-looking statements involve known and unknown risks including, but not limited to, changes in general economic and business conditions, interest rate fluctuations, competition within and from outside the banking industry, new products and services in the banking industry, risk inherent in making loans such as repayment risks and fluctuating collateral values, problems with technology utilized by the Company, changing trends in customer profiles and changes in laws and regulations applicable to the Company. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.